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                                                                        EX. 99.3

                        IMC HOME EQUITY LOAN TRUST 1998-5
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                            PAINEWEBBER INCORPORATED

                       PRELIMINARY BACKGROUND INFORMATION

                        IMC HOME EQUITY LOAN TRUST 1998-5

                                   DISCLAIMER




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The information included herein is produced and provided exclusively by
PaineWebber Incorporated ("PW") as underwriter for the IMC Home Equity Loan Trust 1998-5, and not by or as agent for IMC Mortgage Company (collectively, the "Seller and Servicer"), IMC Securities, Inc. (the "Depositor") or any of their affiliates. None of the Depositor, the Seller or the Servicer has prepared, reviewed or participated in the preparation hereof and is not responsible for the accuracy hereof. The analysis in this report is accurate to the best of PW's knowledge and is based on information provided by the Depositor, Seller and Servicer. PW makes no representations as to the accuracy of such information provided by the Depositor, Seller and Servicer.

The information herein is preliminary, and will be superseded by the applicable prospectus supplement and prospectus and by any other information subsequently filed with the Securities and Exchange Commission.

All opinions and conclusions in this report reflect PW's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, PW does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. PW (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, PW may make a market in the securities referred to herein. Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein. Finally, PW has not addressed the legal, accounting and tax implications of the analysis with respect to you and PW strongly urges you to seek advice from your counsel, accountant and tax advisor.
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             [Refer to Exhibit 99.1 for Computational Materials]

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          THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT
           RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER
                  INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.
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                                  PAINEWEBBER
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